EXHIBIT  5.1



                              September 30, 1996


Family Bargain Corporation
315 East 62nd Street
New York, NY 10021

Ladies and Gentlemen:

          We have acted as counsel to Family Bargain Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-2 (No. 333-09853) initially filed with the Securities and Exchange Commission on August 9, 1996 (the "Registration Statement"), relating to $46,000,000 principal amount of Convertible Subordinated Debentures Due 2006 (the "Debentures"), including the shares of Common Stock issuable upon conversion thereof (the "Shares") at the initial Conversion Price defined in the form of Indenture included as Exhibit 4.7 to the Registration Statement (the "Indenture"), all as disclosed in the Registration Statement.

          We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

          (a) The Restated Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware as of September 27, 1996 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (c) Certifications by officers of the Company (i) as to all of the proceedings and actions of the Board of Directors of the Company relating to the Debentures and the Shares, and (ii) as to certain other factual matters;

          (d)  The Registration Statement;

          (e)  The Indenture; and









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          (f)  Certification by an officer of American Stock Transfer & Trust
Company, transfer agent for the Company's Common Stock, as to certain factual matters.

          We have assumed that the number of Shares issuable upon exercise of the Debentures at the initial Conversion Price is less than 60,000,000, and that this number of shares of Common Stock will be available for issuance at the time of conversion.

          This opinion is limited to the Federal laws of the United States and General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

          Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming (i) that the full consideration for each Debenture and each Share as stated in the Indenture and the Registration Statement is paid, and (ii) that all applicable securities laws are complied with, it is our opinion that, when issued and sold by the Company, the Debentures and the Shares will be legally issued, fully paid and nonassessable.

          This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof.


                         Very truly yours,


                         /S/ BAER MARKS & UPHAM LLP
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